UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2019

SUNSET ISLAND GROUP, INC.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

333-214643	82-0884850
(Commission File No.)	(IRS Employer Identification No.)

20420 Spence Road Salinas, CA 93908
(Address of principal executive offices) (zip code)

(424) 239-6230
(Registrant’s telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 27, 2019, Sunset Island Group, Inc. (the “Company”) filed its Quarterly Report on Form 10-Q for the period ended January 31, 2018 (the “Quarterly Report”) without authorization from BF Borgers CPA PC (“BF Borgers”), the Company’s independent registered public accounting firm. Subsequent to the filing of the Quarterly Report, on August 27, 2019, BF Borgers advised the Company that it had not authorized the Company to file the Quarterly Report.

As a result of BF Borgers not authorizing the Company the filing of the Quarterly Report for the period ended January 31, 2018, the Company, as advised by BF Borgers on August 27, 2019 determined that the Financial Statements were not properly issued and should not be relied upon.

The Company intends to file an amendment to the Quarterly Report within a reasonable time.

A copy of the disclosure in this Item 4.02 was provided to BF Borgers in advance of the filing of this current report on Form 8-K. In response, BF Borgers provided a letter to the Company on September 3, 2019, a copy of which is attached as Exhibit 7.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

7.1	Letter from BF Borgers CPA PC dated September 3, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSET ISLAND GROUP, INC.

Date: September 3, 2019	/s/ Valerie Baugher
Valerie Baugher
Chief Executive Officer and Director

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